Exhibit 10.5

AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement (the “Amendment”) is made as of the 1st day of June, 2008, by and between COLONIAL PARTNERS, LLC, a Virginia limited liability company (“Lessor”) and HOMETOWN BANK, a Virginia banking corporation (“Lessee”).

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated January 31, 2005 (the “Lease”), for the lease of the premises located at 202, 204 and 206 Jefferson Street, Roanoke, Virginia, containing approximately 12,249 square feet, as more particularly described in the Lease.

WHEREAS, Lessee desires to lease from Lessor an additional 3,956 square feet located on the third floor of the three story annex building directly above the first two floors leased to Lessee under the Lease (the “Additional Space”).

WHEREAS, Lessor is agreeable to leasing the Additional Space to Lessee and the parties desire to amend the Lease to include the Additional Space as part of the Leased Premises, as defined in the Lease, and to make the Additional Space subject to all terms and conditions of the Lease, except as otherwise provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.	The recitals set forth above are incorporated herein by reference.

2.	The Additional Space, the boundaries of which are identical to the attachment to the Lease reflecting the second floor of the three story annex building, is hereby added to the definition of “Leased Premises” as defined in the Lease, and all terms and conditions set fort in the Lease, except as specifically provided hereinbelow, shall apply to the Additional Space.

3.	Notwithstanding that the Additional Space shall be subject to all terms and conditions in the Lease, the rent for the Additional Space shall be different than the amount paid for the remaining Leased Premises. The initial rent to be paid for the Additional Space shall be equal to $9.45 per square foot, which equates to a monthly rent amount of $3,115.35. Beginning January 1, 2009 and for each lease year thereafter, the annual rental for the Additional Space shall be increased by the change in the All Urban Consumer Price Index (or such replacement index) during the preceding lease year pursuant to paragraph 3 of the Lease, provided that in no event shall the rent amount paid for the Additional Space be less than the rent paid during the preceding calendar year.

4.	The notice information for Lessor and its counsel in Paragraph 23 is hereby changed as follows:

LESSOR:

Colonial Partners, LLC

c/o Edward B. Walker

24 W. Kirk Avenue

Roanoke, VA 24011

Facsimile No.: (540) 767-2425

with a copy to:

C. Cooper Youell, IV

Whitlow & Youell, PLC

26 W. Kirk Avenue

Facsimile No.: (866) 684-7836

5.	Lessee hereby agrees to accept the Additional Space in an “AS IS” condition and agrees that Lessor shall have no obligations to make any improvements or alterations to the Additional Space.

6.	Lessee acknowledges that the separate rear hallway along the eastern side of the Additional Space serves as a second means of emergency egress for the third story of the adjacent 204 Jefferson building and Lessee shall take no action to prohibit emergency passage through the hallway dedicated to such emergency egress.

7.	Lessee acknowledges that Lessor had previously leased the Additional Space to another tenant and in order to make the Additional Space available to Lessee, Lessor paid the other tenant a $15,000 termination fee to terminate the prior lease. Lessee agrees upon execution of this Amendment to pay Lessor $5,000, which shall be for a portion of the termination fee paid by Lessor to the other tenant.

8.	Except as set forth herein, the Lease shall remain in full force and effect as if this Amendment had not been made.

9.	This Amendment may be executed by the parties in any number of counterparts (each of which shall be deemed to be an original), and all of which shall be deemed to represent one and the same agreement. Facsimile signatures shall be treated and deemed originals.

Witness the following signatures and seals:

Lessor: Colonial Partners, LLC

By:	/s/ Edward B. Walker	(SEAL)
Its:	Manager

Lessee: Hometown Bank

By:	/s/ William S. Clark	(SEAL)
Its:	President & CEO

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